AMERICAN ELECTRIC POWER SYSTEM
STOCK OWNERSHIP REQUIREMENT PLAN

(As Amended and Restated Effective January 1, 2008)

ARTICLE I

PURPOSE AND EFFECTIVE DATE

1.1  The Human Resources Committee (“HRC”) of the Board of Directors of American Electric Power Company, Inc. believes that it is critical to AEP’s long-term success to effectively align the long-term financial interests of senior executives with those of AEP’s shareholders and that an effective alignment is best accomplished by substantial, long-term stock ownership.  The American Electric Power System Stock Ownership Requirement Plan (the “Plan”) was established by American Electric Power Service Corporation (the “Company”) and such subsidiaries of the Parent Corporation that have Eligible Employees to facilitate the achievement and maintenance of Minimum Stock Ownership Requirements assigned to Eligible Employees.

1.2  Except as otherwise specified herein, the effective date of this Amended and Restated American Electric Power System Stock Ownership Requirement Plan is January 1, 2008. This document amends and restates the Plan as most recently amended and restated by a document that was executed on December 28, 2006.

ARTICLE II

DEFINITIONS

2.1  “Account” means the separate memo account established and maintained by the Committee (or the recordkeeper employed by the Company) to record the number of Shares and Share Equivalents that have been designated in accordance with the terms of this Plan to satisfy all Minimum Stock Ownership Requirements assigned to a Participant.

2.2  “AEP” means the Parent Corporation and its direct and indirect subsidiaries.

2.3  “Annual Incentive Compensation” means incentive compensation payable pursuant to the terms of an annual incentive compensation plan approved by the Committee for inclusion in the Plan, provided that such annual incentive compensation shall be determined without regard to any salary or wage reductions made pursuant to sections 125 or 402(e)(3) of the Code or participant contributions pursuant to a pay reduction agreement under the American Electric Power System Supplemental Retirement Savings Plan, as amended or the American Electric Power System Incentive Compensation Deferral Plan.  Annual Incentive Compensation will not include an employee’s base pay, non-annual bonuses (such as but not limited to project bonuses and sign-on bonuses), severance pay, or relocation payments.

2.4  ”Applicable Tax Payments” means the following types of taxes that AEP may withhold and pay that are applicable to the amount then credited to the Career Share Account:

(a)	Federal Insurance Contributions Act (FICA) tax imposed under Code Sections 3101, 3121(a) and 3121(v)(2) (the “FICA Amount”);

(b)
Income tax at source on wages imposed under Code Section 3401 or the corresponding withholding provisions of applicable state, local and foreign tax laws as a result of the payment of the FICA Amount; and

(c)	The additional income tax at source on wages attributable to pyramiding Code Section 3401 wages and taxes;

provided, however, that the total Applicable Tax Payments may not exceed such limits as may be applicable to comply with the requirements of Code Section 409A.

2.5  “Career Share Account” means a separate memo account that is a subset of the Account that is maintained to identify the Career Share Units used to satisfy a Participant’s Minimum Stock Ownership Requirements.

2.6  “Career Share Units” or “Career Shares” means the Share Equivalents tracked in a Participant’s Career Share Account in order to determine whether and when the Participant has satisfied his or her Minimum Stock Ownership Requirements.  Phantom stock units that become earned and vested under the Long-Term Incentive Plan represent an example of an award that may become Career Shares under the terms of this Plan.  Career Shares also have been referred to as “Phantom Stock Units” in Company communications.

2.7  “Claims Reviewer” means the person or committee designated by the Company (or by a duly authorized person) as responsible for the review of claims for benefits under the Plan in accordance with Section 8.1. Until changed, the Claims Reviewer shall be the Company’s employee who is the head of the Executive Benefits area of the Human Resources department.

2.8  “Code” means the Internal Revenue Code of 1986 as amended from time to time.

2.9  “Committee” means the committee designated by the Company (or by a duly authorized person) as responsible for the administration of the Plan.  Until changed, the Committee shall consist of the employees of the Company holding the following positions: chief executive officer of the Company; head of the Human Resources department (currently, Vice President Human Resources); the employee to whom the head of the Human Resources department reports (currently, Senior Vice President – Shared Services) and the chief financial officer of the Company.  The Committee may authorize any person or persons to act on its behalf with full authority in regard to any of its duties and hereunder other than those set forth in Section 9.2.

2.10  “Common Stock” means the common stock, $6.50 par value, of the Parent Corporation.

2.11  “Company” means American Electric Power Service Corporation.

2.12  “Eligible Employee” means any employee of AEP who is hired into or promoted to a position that is eligible to be assigned a Minimum Stock Ownership Requirement, and only so long as a Minimum Stock Ownership Requirement applies.  At the date of execution of this document, a Minimum Stock Ownership Requirement is assigned to those employees employed at exempt salary grade 36 or higher.  An individual who is not directly compensated by AEP or who is not treated by AEP as an active employee shall not be considered an Eligible Employee.

2.13  First Date Available” or “FDA” means the last day of the month coincident with or next following the date that is six (6) months after the date of the Participant’s or Former Participant’s Termination.

2.14  “Incentive Compensation Deferral Plan” means the American Electric Power System Incentive Compensation Deferral Plan, as amended from time to time.

2.15  “Long Term Incentive Plan” or “LTIP” means the American Electric Power System Long-Term Incentive Plan, as amended from time to time, including any successor plan or plans.  The LTIP that is in effect as of the date this Plan is executed is entitled the “Amended and Restated American Electric Power System Long-Term Incentive Plan – Approved by Shareholders April 26, 2005 (as amended through December 12, 2007)”

2.16  “Market Value” means the closing price of a Share, as published in The Wall Street Journal report of the New York Stock Exchange – Composite Transactions on the date in question or, if the Share shall not have been traded on such date or if the New York Stock Exchange is closed on such date, then the first day prior thereto on which the Common Stock was so traded.

2.17  “Minimum Stock Ownership Requirement” or “MSOR” means the targeted aggregate number of Shares and Share Equivalents specified under the terms of this Plan as applicable to the Participant.  Participants may be assigned multiple minimum stock ownership requirements.  Any MSOR assigned to a Participant shall no longer be applicable to such Participant after the date of the Participant’s Termination.

2.18  “MSOR Window Period” means the period that begins as of the date a particular MSOR is effective with respect to an Eligible Employee (or Participant, with regard to any increase in his or her MSOR) and ends on the five (5) year anniversary of that date.

2.19  “Next Date Available” or “NDA” means the June 30 of the calendar year immediately following the calendar year in which falls the Participant’s Termination.

2.20  “Parent Corporation” means American Electric Power Company, Inc., a New York corporation, and any successor thereto.

2.21  “Participant” is defined in Article IV.

2.22  “Performance-Based Compensation” has the meaning set forth in Section 409A(a)(4)(B)(iii) of the Code.

2.23  “Performance Shares” means performance shares or performance share units (or other similar types of equity incentive compensation) awarded under the American Electric Power System Performance Share Incentive Plan or the Long-Term Incentive Plan.  Reference in this Plan to the “12/10/2003 Performance Share Awards” shall be deemed to refer to the Performance Shares that were issued with a grant date of December 10, 2003 and subject to a performance period from December 10, 2003 through December 31, 2004.

2.24  “Phantom Stock Units” are also referred to as “Career Shares.”  See definition of “Career Share Units,” above.

2.25  “Plan Year” means the twelve-month period commencing each January 1 and ending the following December 31.

2.26  “Share” means a share of common stock of the Parent Corporation, and includes, but is not limited to, such shares as may be purchased directly by or for the Participant or through the American Electric Power Company, Inc. Dividend Reinvestment and Direct Stock Purchase Plan or issued in connection with the Participant’s performance of services for AEP, such as pursuant to the American Electric Power System Long-Term Incentive Plan.

2.27  “Share Equivalent” is determined by reference to the amount credited to the Participant’s Career Share Account under this Plan and to the Participant’s AEP Stock Fund accounts maintained in connection with the American Electric Power System Retirement Savings Plan, the American Electric Power System Supplemental Retirement Savings Plan, and the American Electric Power System Incentive Compensation Deferral Plan.  No certificates shall have been issued with respect to such Share Equivalents.

(a)           To the extent that the amount credited under these arrangements are not otherwise reported under the terms of the applicable plan as a number of shares of Common Stock, the number of Share Equivalents attributable to such amount shall be determined by dividing the dollar amount so credited by the Market Value of a Share determined as of the applicable valuation date; provided that effective beginning May 1, 2008, the number of Share Equivalents attributable to such amount shall be determined by

(i)	multiplying the dollar amount credited to such AEP Stock Fund under the Plan by the Dilution Percentage with respect to that fund as of the applicable valuation date; then

(ii)	dividing the product in (i) by the Market Value of a Share determined as of the applicable valuation date.

(b)           For purposes of this Section, the “Dilution Percentage” applicable to a plan’s AEP Stock Fund shall be determined by

(i)
dividing the aggregate Market Value of the Shares held by the fund (or, with respect to the phantom AEP Stock Fund that is maintained with respect to the American Electric Power System Supplemental Retirement Savings Plan and the American Electric Power System Incentive Compensation Deferral Plan, by the actual fund to which such phantom fund is tied – currently, the AEP Stock Fund under the American Electric Power System Retirement Savings Plan); by

(ii)	the value of all of the assets held in that fund (or such fund to which a phantom fund is tied) as of the applicable valuation date.

2.28  “Termination” means termination of employment with the Company and its subsidiaries and affiliates for any reason; provided that effective with respect to Participants whose employment terminates on or after January 1, 2005, determinations as to the circumstances that will be considered a Termination (including a disability and leave of absence) shall be made in a manner consistent with the written policies adopted by the HRC from time to time to the extent such policies are consistent with the requirements imposed under Code 409A(a)(2)(A)(i).

2.29  “Vested” or “Earned and Vested” means, for purposes of this Plan, that the Shares or Share Equivalents credited to the Participant have become both objectively determinable and no longer subject to a substantial risk of forfeiture.

2.30  “2006 Distribution Election Period” means the period or periods designated by the Committee during which Participants (or Former Participants) are given the opportunity to select among the distribution options set forth in Article VII, provided that any such period shall end no later than December 31, 2006.

2.31  “Key Employee means a Participant who is classified as a “specified employee” at the time of Termination in accordance with the policies adopted by the Committee in order to comply with the requirements of Section 409A(a)(2)(B)(i) of the Code and the guidance issued thereunder,

ARTICLE III

ADMINISTRATION

3.1  The Plan shall be administered by the Committee.  The Committee shall have full discretionary power and authority (i) to administer and interpret the terms and conditions of the Plan and (ii) to establish reasonable procedures with which Participants, Former Participant and beneficiaries must comply to exercise any right or privilege established hereunder.  The rights and duties of the Participants and all other persons and entities claiming an interest under the Plan shall be subject to, and bound by, actions taken by or in connection with the exercise of the powers and authority granted under this Article.

3.2  The Committee may employ agents, attorneys, accountants, or other persons and allocate or delegate to them powers, rights, and duties all as the Committee may consider necessary or advisable to properly carry out the administration of the Plan.

3.3  The Company shall maintain, or cause to be maintained, records showing the individual balances in each Participant’s Account, including each Participant’s Career Share Account.  Statements setting forth the value of the amount credited to the Participant's Account shall be made available to each Participant no less often than once per year.  The maintenance of the Account records and the distribution of statements may be delegated to a recordkeeper by either the Company or the Committee.

ARTICLE IV

PARTICIPATION

An Eligible Employee shall become a Participant as of the date that the Eligible Employee is first assigned a Minimum Stock Ownership Requirement.

ARTICLE V

SATISFACTION OF MINIMUM STOCK OWNERSHIP REQUIREMENT

5.1  Accounts.  The Committee shall establish and maintain an Account for each Participant that will record the number of Shares and Share Equivalents that have been designated in accordance with the terms of this Plan to satisfy the Minimum Stock Ownership Requirement applicable to such Participant.

5.2  Share Commitment Designated by Participant.

(a)           A Participant may from time to time designate that certain Shares or Share Equivalents that are owned by the Participant or otherwise credited to the Participant be credited to the Account of such Participant.  A Participant shall be permitted to so designate any Shares or Share Equivalents only to the extent the following requirements have been satisfied:

(i)	The Shares or Share Equivalents have been earned by the Participant, if applicable;

(ii)	The Shares or Share Equivalents are then Vested;

(iii)	The Shares or Share Equivalents are not automatically allocated to the Participant’s Career Share Account pursuant to Section 5.3, below; and

(iv)	The Shares or Share Equivalents are not encumbered, pledged or hypothecated in any way.

(b)           Any designation made by a Participant under this Section shall be made in writing and in a form that is satisfactory to the Committee.

5.3  Accrual of Career Shares.

(a)           Determination Date.  For purposes of this Section 5.3, the term “Determination Date” means

(i)
the date that is six months prior to the end of the performance period, with respect to an award of Performance Shares that qualifies as Performance-Based Compensation and that is based on services performed over a period of at least 12 months; or

(ii)
the June 30 that falls within the calendar year to which Annual Incentive Compensation relates (or the date six months prior to the end of the performance period, with respect to Annual Incentive Compensation that is not based on a calendar year), provided that such Annual Incentive Compensation qualifies as Performance-Based Compensation that is based on services performed over a period of at least 12 months; or

(iii)
to the extent that the awarded Performance Shares or the Annual Incentive Compensation are not Performance-Based Compensation that is based on services performed over a period of at least 12 months, the later of (A) the December 31 immediately prior to the year in which the services on which the Performance Shares or Annual Incentive Compensation is based are to be performed, or (B) the date the Participant first became an Eligible Employee.

(b)           Participant Has Not Satisfied MSOR.

(i)
If a Participant has not satisfied all applicable Minimum Stock Ownership Requirements on or before a Determination Date applicable to Performance Shares that have been awarded to such Participant, the Participant’s Career Share Account shall be credited with the number of Shares or Share Equivalents that become Earned and Vested (reduced, however, to the extent of any Applicable Tax Payments) for the Participant as a result of the award of such Performance Shares.  Notwithstanding the foregoing provisions of this paragraph (i), effective for Determination Dates occurring on or after May 1, 2008, the number of Shares or Share Equivalents so credited to the Participant’s Career Share Account shall be limited to that number needed to satisfy the Participant’s MSOR, and the balance, if any, of such Earned and Vested Performance Shares shall be administered without regard to the provisions of this Plan.  For this purpose, the number of Shares or Share Equivalents needed to satisfy the Participant’s MSOR shall be determined by reference to the highest MSOR that is applicable to such Participant as of the Determination Date with respect to such Performance Shares:

(A)	after taking into account

(1)	Shares or Share Equivalents that are credited to the Participant’s Account pursuant to the Participant’s designation under Section 5.2 no later than such Determination Date;

(2)	the Share Equivalents that are credited to the Participant’s Career Share Account as of such Determination Date; and

(3)
the Share Equivalents attributable to reinvested dividends through the date such Performance Shares become Earned and Vested, but only to the extent such reinvested dividends are attributable to the Share Equivalents that were credited to the Participant’s Career Share Account as of such Determination Date; but

(B)
Disregarding the Share Equivalents that may be credited to such Participant’s Career Share Account pursuant to this subsection 5.3(b)(i) [with regard to Performance Shares] or subsection 5.3(b)(ii), below [with regard to Annual Incentive Compensation], that either

(1)	has a Determination Date that is after the Determination Date for such Performance Shares; or

(2)	has not become Earned and Vested as of the date such Performance Shares become Earned and Vested.

(ii)
If a Participant has not satisfied all applicable Minimum Stock Ownership Requirements on or before a Determination Date that both is applicable to Annual Incentive Compensation and falls after the last day of the final year of the Participant’s MSOR Window Period, the Participant’s Career Share Account shall be credited with the number of Shares or Share Equivalents, as appropriate, attributable to 25% (50%, effective beginning January 1, 2006) of the Annual Incentive Compensation that becomes Earned and Vested for the Participant as a result of the approval of such Annual Incentive Compensation. Notwithstanding the foregoing provisions of this paragraph (ii), effective for Determination Dates occurring on or after May 1, 2008, the number of Shares or Share Equivalents so credited to the Participant’s Career Share Account shall be limited to the lesser of 50% of the Annual Incentive Compensation that becomes Earned and Vested for the Participant or the number needed to satisfy the Participant’s MSOR, and the balance, if any, of such Earned and Vested Annual Incentive Compensation shall be administered without regard to the provisions of this Plan.  For this purpose, the number of Shares or Share Equivalents needed to satisfy the Participant’s MSOR shall be determined by reference to the highest MSOR that is applicable to such Participant as of the Determination Date with respect to such Annual Incentive Compensation,

(A)	after taking into account,

(1)	The Shares or Share Equivalents that are credited to the Participant’s Account pursuant to the Participant’s designation under Section 5.2 no later than such Determination Date;

(2)	the Share Equivalents that are credited to the Participant’s Career Share Account as of such Determination Date;

(3)
the Share Equivalents attributable to reinvested dividends through the date such Annual Incentive Compensation becomes Earned and Vested, but only to the extent such reinvested dividends are attributable to the Share Equivalents that were credited to the Participant’s Career Share Account as of such Determination Date; but

(B)
Disregarding the Share Equivalents that may be credited to such Participant’s Career Share Account pursuant to subsection 5.3(b)(i), above [with regard to Performance Shares], or this subsection 5.3(b)(ii) [with regard to Annual Incentive Compensation], that either

(1)	has a Determination Date that is after the Determination Date for such Annul Incentive Compensation; or

(2)	has not become Earned and Vested as of the date such Annual Incentive Compensation becomes Earned and Vested.

(iii)
The Share Equivalents that are disregarded pursuant to subparagraph 5.3(b)(i)(B) or subparagraph 5.3(b)(ii)(B) may include those attributable to Performance Shares or Annual Incentive Compensation that had become Earned and Vested and thereupon credited to such Participant’s Career Share Account, and as a result, such Career Share Account may be credited with Share Equivalents in excess of the number actually needed to satisfy the highest MSOR that is applicable to such Participant as of the applicable Determination Date.

(iv)
If the same Determination Date applies to more than one award of Performance Shares, Annual Incentive Compensation or both for a particular Participant, and such awards also become Earned and Vested as of the same date, the following priority shall be used in determining which award (or portion thereof) shall be credited to the Participant’s Career Share Account:

(A)	First, Share Equivalents attributable to Performance Shares shall be credited before those attributable to Annual Incentive Compensation; then

(B)	Share Equivalents attributable to awards of the same type shall be credited in the same order in which they were initially granted.

(v)
A Participant’s Career Share Account shall be credited to the extent otherwise described in this Section 5.3(b) even if the Participant shall have satisfied all applicable MSOR or shall have ceased to remain an Eligible Employee during the period between the Determination Date and the date the Performance Shares or Annual Incentive Compensation are Earned and Vested.  However, if a Participant shall have no MSOR as of an applicable Determination Date by reason of the Participant’s having ceased to remain an Eligible Employee, the payment or deferral of the amounts that become payable to the Participant relative to Annual Incentive Compensation or as a result of an award of Performance Shares to which such Determination Date applies shall be determined in accordance with other plans and programs as may apply, including, for example, the Incentive Compensation Deferral Plan.

(c)           Participant Has Satisfied MSOR.  If a Participant has satisfied his or her MSOR on or before the applicable Determination Date, the payment or deferral of the amounts that become payable to the Participant relative to Annual Incentive Compensation or as a result of an award of Performance Shares shall be determined in accordance with other plans and programs as may apply, including, for example, the Incentive Compensation Deferral Plan.

5.4  Holding Requirement For Exercised Stock Options.  If a Participant has not satisfied the applicable MSOR on or before the close of the related MSOR Window Period, then, the Participant shall be required to retain until Termination all Shares acquired through stock options exercised by the Participant between the date immediately following the close of such MSOR Window Period until the date the Participant has satisfied such MSOR; provided, however, the Participant shall be permitted to cause the sale of such Shares as would allow the Participant to cover the costs and applicable taxes directly associated with such exercises.  However, the retention requirement set forth in this Section 5.4 shall not apply once and so long as the Participant has no MSOR by reason of the Participant’s having ceased to remain an Eligible Employee.

ARTICLE VI

CAREER SHARE ACCOUNT
DIVIDENDS AND ADJUSTMENTS

6.1  Reinvestment of Dividends.  Effective on each dividend payment date with respect to the Common Stock, the Career Share Account of a Participant shall be credited with an additional number of whole and fractional Share Equivalents, computed to three decimal places, equal to the product of the dividend per share then payable, multiplied by the number of Share Equivalents then credited to such Career Share Account, divided by the Market Value on the dividend payment date.

6.2  Adjustments.  The number of Share Equivalents credited to a Participant’s Career Share Account shall be appropriately adjusted for any change in the Common Stock by reason of any merger, reclassification, consolidation, recapitalization, stock dividend, stock split or any similar change affecting the Common Stock.

ARTICLE VII

CAREER SHARE ACCOUNT
DISTRIBUTIONS

7.1  Upon a Participant’s Termination for any reason, the Company shall cause the Participant to be paid the full amount credited to his or her Career Share Account in accordance with the following rules:

(a)           Medium of Payment.  Effective beginning June 1, 2008, Payments shall be made in cash; provided that effective prior to June 1, 2008, payments had been permitted in cash, shares of Common Stock, or a combination of both as elected by the Participant on a form that is acceptable to the Company and submitted within a reasonable period of time before the distribution was scheduled to commence.  .  Cash payments of Career Shares shall be calculated on the basis of the average of the Fair Market Value of the Common Stock for the last 20 trading days prior to the applicable distribution date (i.e., the Participant’s date of Termination, deferred distribution date, respective installment payment dates or the date of the Participant’s death, as the case may be).

(b)           Timing and Form of Distribution.  Except as otherwise provided in Section 7.2, the following rules shall apply with regard to the timing and form of the distributions to be made from the Participant’s Career Share Account:

(1)
Form of Distribution.  The Company shall cause the Participant to be paid the full amount credited to his or her Active Career Share Account in accordance with his or her effective election in one of the following forms:

(A)	A single lump sum distribution

(i)	as of the First Date Available; or

(ii)	as of the Next Date Available; or

(iii)	as of the fifth anniversary of the First Date Available; or

(iv)	as of the fifth anniversary of the Next Date Available; or

(B)	In five (5) annual installments commencing

(i)	as of the First Date Available; or

(ii)	as of the Next Date Available; or

(iii)	as of the fifth anniversary of the First Date Available; or

(iv)	as of the fifth anniversary of the Next Date Available; or

(C)	In ten (10) annual installments commencing.

(i)	as of the First Date Available; or

(ii)	as of the Next Date Available.

(2)
Effective Election.  For this purpose, a Participant’s election with respect to the distribution of his or her Career Share Account shall not be effective unless all of the following requirements are satisfied.

(A)	The election is submitted to the Company in writing in a form determined by the Committee to be acceptable;

(B)
The election is submitted timely.  For purposes of this paragraph, a distribution election will be considered “timely” only if it is submitted prior to the Participant’s Termination and it satisfies the requirements of (i), (ii) or (iii), below, as may be applicable:

(i)
Submitted no later than the first Determination Date after June 30, 2006 with respect to a Participant who had neither a 12/10/2003 Performance Share Award nor any amount credited to his Career Share Account as of June 30, 2006; or

(ii)
Submitted during a 2006 Distribution Election Period that is applicable to the Participant, but only with regard to the distribution election form last submitted by such Participant before the expiration of that period; or

(iii)
If the Participant is submitting the election to change the timing or form of distribution that is then in effect with respect to the Participant’s Career Share Account other than an effective distribution election submitted as part of the 2006 Distribution Election Period, such election must be submitted at least one year prior to the date of the Participant’s Termination.

(C)
If the Participant is submitting the election pursuant to paragraph (b)(2)(B)(iii) to change the timing or form of distribution that is then in effect with respect to the Participant’s Career Share Account (i.e., the Participant is not submitting an election with his initial applicable Determination Date [(B)(i)] nor during the applicable 2006 Distribution Election Period [(B)(ii)], the newly selected option must result in the further deferral of the first scheduled payment by at least 5 years.  For purposes of compliance with the rule set forth in Section 409A(a) of the Code (and the regulations issued thereunder), each distribution option described in Section 7.1(b)(1) shall be treated as a single payment as of the first scheduled payment date.

(D)
If the Participant is submitting the election pursuant to paragraph (b)(2)(B)(ii) to change the timing or form of distribution that is then in effect with respect to the Participant’s Career Share Account, the newly selected option may not defer payments that the Participant would have received in 2006 if not for the new distribution election nor cause payments to be made in 2006 if not for the new distribution election.

(3)
For purposes of this Section 7.1(b), if a Participant’s effective distribution election form was submitted using the options that had been made available under the Plan as in effect prior to January 1, 2005 [i.e., as either (A) a single lump-sum payment, or in annual installment payments over not less than two nor more than ten years; (B) commencing within 60 days after the date of the Participant’s Termination or the first, second, third, fourth or fifth anniversary of the Participant’s Termination], then:

(A)
If the Participant’s Termination occurs prior to the expiration of the 2006 Distribution Election Period last applicable to the Participant, the Participant’s effective distribution election form shall be given full effect.  Solely for purposes of this paragraph (3)(A), a participant’s distribution election form shall be considered effective notwithstanding the requirement of Section 7.1(b)(2)(B)(iii) (which requires that a form be submitted at least one year prior to the date of the Participant’s Termination), provided that such form had become effective prior to the Participant’s Termination in accordance with the terms applicable to such election form at the time it was submitted by the Participant; and

(B)
If the Participant’s Termination occurs after the expiration of the last applicable 2006 Distribution Election Period, the Participant shall be considered to have elected the corresponding option as set forth in Schedule A attached to this Plan.

(4)
If the provisions of Section 7.1(b)(3) are not applicable to a Participant and the Participant fails to submit an effective distribution election with regard to his Career Share Account that satisfies the requirements of Section 7.1(b)(2)(B)(i) (by his initial applicable Determination Date) or Section 7.1(b)(2)(B)(ii) (during an applicable 2006 Distribution Election Period), as applicable, by such Determination Date or the last day of the 2006 Distribution Election Period, respectively, such Participant shall be considered to have elected a distribution of his or her Career Share Account in a single lump sum as of the First Date Available.

(5)
If an annual installment option is selected, the amount to be distributed in any one-year shall be determined by dividing the Participant’s Career Share Account Balance by the number of years remaining in the elected distribution period.

7.2           Events Affecting Timing or Amount of Distributions.

(a)           “Election” To Accelerate Payment of Career Shares Attributable to 12/10/2003 Performance Share Award.  Notwithstanding any provision of Section 7.1 to the contrary, if a Participant had not satisfied his or her MSOR on or before June 30, 2004 (the Determination Date applicable to the 12/10/2003 Performance Share Awards), but as of June 30, 2006 either (i) does satisfy his or her applicable MSOR(s) or (ii) has no applicable MSOR because the participant is longer an Eligible Employee, the Participant will be deemed to have elected as of June 30, 2006 a lump sum payment with respect to the Share or Share Equivalents that would have been credited to the Participant’s Career Share Account as a result of the 12/10/2003 Performance Share Award.  Such payment shall be made as of the date that the 12/10/2003 Performance Share Awards otherwise would have become payable if the Participant were not a participant in this Plan.

(b)           Special Considerations.  Notwithstanding any provision of this Article to the contrary,

(1)
Limited Cashout - if the Participant’s Career Share Account is $10,000 or less on the Participant’s First Date Available (or, if the Participant is not a Key Employee, on the last day of the month coincident with or next following the date that is one (1) month after the date of the Participant’s Termination) (called the “Cashout Date”), the Committee may require that the full value of the Participant’s Career Share Account be distributed as of the Cashout Date in a single, lump sum distribution regardless of the form elected by such Participant, provided that such payment is consistent with the limited cash-out right described in Treasury Regulation Section 1.409A-3(j)(4)(v) or other guidance of the Code in that the payment results in the termination and liquidation of the entirety of the Participant’s interest under each nonqualified deferred compensation plan (including all agreements, methods, programs, or other arrangements with respect to which deferrals of compensation are treated as having been deferred under a single nonqualified deferred compensation plan under Treasury Regulation 1.409A-1(c)(2) or other guidance of the Code) that is associated with this Plan; and the total payment with respect to any such single nonqualified deferred compensation plan is not greater than the applicable dollar amount under Code Section 402(g)(1)(B).  Provided, however,

(2)
Avoid Violations - payment to a Participant will be delayed at any time that the Company reasonably anticipates that the making of such payment will violate Federal securities laws or other applicable law; provided however, that any payments so delayed shall be paid at the earliest date at which the Company reasonably anticipates that the making of such payment will not cause such violation.

ARTICLE VIII

BENEFICIARIES

8.1  Each Participant may designate a beneficiary or beneficiaries who shall receive the balance of the Participant's Career Share Account if the Participant dies prior to the complete distribution of the Participant's Career Share Account.  Any designation, or change or rescission of a beneficiary designation shall be made by the Participant’s completion, signature and submission to the Committee of the appropriate beneficiary form prescribed by the Committee.  A beneficiary form shall take effect as of the date the form is signed provided that the Committee receives it before taking any action or making any payment to another beneficiary named in accordance with this Plan and any procedures implemented by the Committee.  If any payment is made or other action is taken before a beneficiary form is received by the Committee, any changes made on a form received thereafter will not be given any effect.  If a Participant fails to designate a beneficiary, or if all beneficiaries named by the Participant do not survive the Participant, the Participant’s Career Share Account will be paid to the Participant’s estate.  Unless clearly specified otherwise in an applicable court order presented to the Committee prior to the Participant’s death, the designation of a Participant’s spouse as a beneficiary shall be considered automatically revoked as to that spouse upon the legal termination of the Participant’s marriage to that spouse.

8.2  Distribution to a Participant’s beneficiary shall be in the form of a single lump-sum payment within 60 days after the Committee makes a final determination as to the beneficiary or beneficiaries entitled to receive such distribution.

ARTICLE IX

CLAIMS PROCEDURE

9.1  The following procedures shall apply with respect to claims for benefits under the Plan.

(a)           Any Participant or beneficiary who believes he or she is entitled to receive a distribution under the Plan which he or she did not receive or that amounts credited to his or her Account are inaccurate, may file a written claim signed by the Participant, beneficiary or authorized representative with the Claims Reviewer, specifying the basis for the claim.  The Claims Reviewer shall provide a claimant with written or electronic notification of its determination on the claim within ninety days after such claim was filed; provided, however, if the Claims Reviewer determines special circumstances require an extension of time for processing the claim, the claimant shall receive within the initial ninety-day period a written notice of the extension for a period of up to ninety days from the end of the initial ninety day period.  The extension notice shall indicate the special circumstances requiring the extension and the date by which the Plan expects to render the benefit determination.

(b)           If the Claims Reviewer renders an adverse benefit determination under Section 8.1(a), the notification to the claimant shall set forth, in a manner calculated to be understood by the claimant:

(1)	The specific reasons for the denial of the claim;

(2)	Specific reference to the provisions of the Plan upon which the denial of the claim was based;

(3)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary, and

(4)
An explanation of the review procedure specified in Section 9.2, and the time limits applicable to such procedures, including a statement of the claimant’s right to bring a civil action under section 502(a) of the Employee Retirement Income Security Act of 1974, as amended, following an adverse benefit determination on review.

9.2  The following procedures shall apply with respect to the review on appeal of an adverse determination on a claim for benefits under the Plan.

(a)           Within sixty days after the receipt by the claimant of an adverse benefit determination, the claimant may appeal such denial by filing with the Committee a written request for a review of the claim.  If such an appeal is filed within the sixty day period, the Committee, or a duly appointed representative of the Committee, shall conduct a full and fair review of such claim that takes into account all comments, documents, records and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The claimant shall be entitled to submit written comments, documents, records and other information relating to the claim for benefits and shall be provided, upon request and free of charge, reasonable access to, and copies of all documents, records and other information relevant to the claimant’s claim for benefits.  If the claimant requests a hearing on the claim and the Committee concludes such a hearing is advisable and schedules such a hearing, the claimant shall have the opportunity to present the claimant’s case in person or by an authorized representative at such hearing.

(b)           The claimant shall be notified of the Committee’s benefit determination on review within sixty days after receipt of the claimant’s request for review, unless the Committee determines that special circumstances require an extension of time for processing the review.  If the Committee determines that such an extension is required, written notice of the extension shall be furnished to the claimant within the initial sixty-day period.  Any such extension shall not exceed a period of sixty days from the end of the initial period. The extension notice shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render the benefit determination.

(c)           The Committee shall provide a claimant with written or electronic notification of the Plan’s benefit determination on review.  The determination of the Committee shall be final and binding on all interested parties.  Any adverse benefit determination on review shall set forth, in a manner calculated to be understood by the claimant:

(1)	The specific reason(s) for the adverse determination;

(2)	Reference to the specific provisions of the Plan on which the determination was based;

(3)
A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant’s claim for benefits; and

(4)	A statement of the claimant’s right to bring an action under Section 502(a) of ERISA.

ARTICLE X

MISCELLANEOUS PROVISIONS

10.1  Each Participant agrees that as a condition of participation in the Plan, the Company may withhold applicable federal, state and local taxes, Social Security taxes and Medicare taxes from any deferral and distribution hereunder to the extent that such taxes are then payable.

10.2  In the event the Committee, in its sole discretion, shall find that a Participant or beneficiary is unable to care for his or her affairs because of illness or accident, the Committee may direct that any payment due the Participant or the beneficiary be paid to the duly appointed personal representative of the Participant or beneficiary, and any such payment so made shall be a complete discharge of the liabilities of the Plan and the Company with respect to such Participant or beneficiary.

10.3  The Company intends to continue the Plan indefinitely but reserves the right, in its sole discretion, to modify the Plan from time to time, or to terminate the Plan entirely or to direct the permanent discontinuance or temporary suspension of deferral contributions under the Plan; provided that no such modification, termination, discontinuance or suspension shall reduce the benefits accrued for the benefit of any Participant or beneficiary under the Plan as of the date of such modification, termination, discontinuance or suspension.

10.4  Nothing in the Plan shall interfere with or limit in any way the right of AEP to terminate any Participant’s employment at any time, or confer upon a Participant any right to continue in the employ of AEP.

10.5  The Company intends the following with respect to this Plan: (1) Section 451(a) of the Code would apply to the Participant's recognition of gross income as a result of participation herein; (2) the Participants will not recognize gross income as a result of participation in the Plan unless and until and then only to the extent that distributions are received; (3) the Company will not receive a deduction for amount credited to any Account unless and until and then only to the extent that amounts are actually distributed; (4) the provisions of Parts 2, 3, and 4 of Subtitle B of Title I of ERISA shall not be applicable; and (5) the design and administration of the Plan are intended to comply with the requirements of Section 409A of the Code, to the extent such section is effective and applicable to amounts deferred hereunder.  However, no Eligible Employee, Participant, beneficiary or any other person shall have any recourse against the Corporation, the Company, the Committee or any of their affiliates, employees, agents, successors, assigns or other representatives if any of those conditions are determined not to be satisfied.

10.6  The Plan shall be construed and administered according to the applicable provisions of ERISA and the laws of the State of Ohio.

10.7  Neither a Participant nor any other person shall have any right to sell, assign, transfer, pledge, mortgage or otherwise encumber, transfer, alienate or convey in advance of actual receipt, the amounts, if any, payable under this Plan.  Such amounts payable, or any part thereof, and all rights to such amounts payable are not assignable and are not transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person.  Additionally, no part of any amounts payable shall, prior to actual payment, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise, except that if necessary to comply with a “qualified domestic relations order,” as defined in ERISA Section 206(d), pursuant to which a court has determined that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan, the Committee shall distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to such spouse or former spouse in accordance with the Participant’s election under this Plan as to the time and form of payment.

American Electric Power Service Corporation has caused this amendment and restatement of the American Electric Power System Stock Ownership Requirement Plan to be signed as of this 31st day of December, 2008.

AMERICAN ELECTRIC POWER SERVICE CORPORATION

By: /s/ Genevieve A. Tuchow
Genevieve A. Tuchow, Vice President, Human Resources